UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2013

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2013, pursuant to a directive from our conservator, the Federal Housing Finance Agency, Fannie Mae’s Board of Directors approved the termination of the following four defined benefit pension plans, effective as of December 31, 2013: our tax-qualified Fannie Mae Retirement Plan for Employees Not Covered Under Civil Service Retirement Law (referred to as the "Retirement Plan"), our Executive Pension Plan, our Supplemental Pension Plan and our Supplemental Pension Plan of 2003 (together with our Supplemental Pension Plan, referred to as the "Supplemental Plans"). These terminations follow amendments to the Retirement Plan and the Supplemental Plans to cease (or "freeze") benefit accruals for all employees under those plans effective June 30, 2013, and an amendment to the Executive Pension Plan to cease benefit accruals effective December 31, 2009. Descriptions of these defined benefit pension plans are available in our Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Form 10-K"), filed with the SEC on April 2, 2013, under the heading "Executive Compensation."

As a result of revisions to our retirement program in 2007 to limit new benefit accruals under our defined benefit pension plans to those who satisfied a rule of 45 (that is, the sum of their age plus years of service was 45 or greater), David Benson, our chief financial officer, and Michael Williams, our former chief executive officer, are our only "named executive officers" (as specified in our 2012 Form 10-K) who have participated in any of these defined benefit pension plans. Messrs. Benson and Williams both participated in the Retirement Plan and the Supplemental Pension Plans. Mr. Williams is our only named executive officer with a benefit under the Executive Pension Plan.

We plan to distribute all benefits remaining in the Retirement Plan following receipt of approval from the Internal Revenue Service. Except for retirees currently receiving payments under the Retirement Plan (or "in pay status"), participants in that plan will have the choice of receiving either a single lump sum payment or an annuity. For participants who elect to receive a lump sum payment, the payment they receive will represent the actuarial equivalent value of the participant’s accrued benefit under the plan as of the distribution date, calculated in accordance with the amended terms of the plan using the plan’s current benefit reduction factors for early retirement applicable for annuity payments and based on the participant’s age on the distribution date. Retirees in pay status (which includes Mr. Williams) will continue to receive payments under their current annuity elections.

We plan to distribute all benefits remaining in the Supplemental Plans and the Executive Pension Plan between October 2014 and October 2015, in the form of a lump sum payment representing the actuarial equivalent value of each participant’s remaining accrued benefits under the plans as of the distribution dates, calculated in accordance with the amended terms of the plans using the plans’ current benefit reduction factors for early retirement applicable for annuity payments and based on the participant’s age on the distribution dates.

The amount of the payments Messrs. Benson and Williams will receive under these plans will be determined as of the applicable distribution dates in accordance with the amended terms of the plans and will be affected by several factors, including the applicable interest rates used to determine the payments and their ages on the distribution dates.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

October 25, 2013	By:	/s/ Timothy J. Mayopoulos

Name: Timothy J. Mayopoulos
Title: President and Chief Executive Officer